Exhibit 3.1.1

RESTATED CERTIFICATE OF INCORPORATION

OF

TRAVELERS PROPERTY CASUALTY CORP.

(Pursuant to Section 33-801 of the Connecticut
Business Corporation Act)

     FIRST : The name of the Corporation is: Travelers Property Casualty Corp. (hereinafter the “Corporation”).

     SECOND : The address of the registered office of the Corporation in the State of Connecticut is One Commercial Plaza, Hartford, Connecticut, 06103. The name of its registered agent at that address is CT Corporation System.

     THIRD : The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Connecticut Business Corporation Act or any applicable successor act thereto, as the same may be amended from time to time (the “CBCA”).

     FOURTH : A. Authorized Shares. The total number of shares of stock which the Corporation shall have the authority to issue is 3,050,000,000 shares consisting of 1,500,000,000 shares of Class A common stock with a par value of $.01 per share (the “Class A Common Stock”), 1,500,000,000 shares of Class B common stock with a par value of $.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), and 50,000,000 shares of preferred stock with a par value of $.01 per share (the “Preferred Stock”). The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares of Class A Common Stock or Class B Common Stock then outstanding) by such affirmative vote of the votes entitled to be cast thereon as may be required at that time by the CBCA. Effective on March 19, 2002 (the “Effective Date”) the shares of common stock, par value $100.00 per share, of the Corporation outstanding as of the close of business on the day prior to the Effective Date were reclassified into 269,000,000 shares of Class A Common Stock and 500,000,000 shares of Class B Common Stock.

     B. Ranking. The preferences, limitations and rights of the Class A Common Stock and Class B Common Stock, and the qualifications and restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided in this Certificate of Incorporation.

     C.     Voting. Except as otherwise required by law or in this Certificate of Incorporation, with respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, the holders of any outstanding shares of the Class A Common Stock and the holders of any outstanding shares of Class B Common Stock shall vote together without regard to class, and every holder of the Class A Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Class A Common Stock standing in such holder’s name, and every holder of the Class B Common Stock shall be entitled to cast thereon seven (7) votes in person or by proxy for each share of Class B Common Stock standing in such holder’s name.

     The Corporation expressly elects not to be governed by the provisions of Sections 33-797(f), 33-817(j) or 33-831(h) of the CBCA pertaining to the shareholder vote required for corporations incorporated under the laws of the state of Connecticut prior to January 1, 1997 with respect to approval of an amendment of a certificate of incorporation, a plan of merger or share exchange or a sale of assets other than in the ordinary course of business.

     D.     Amendments Affecting Stock. So long as any shares of Class A Common Stock are outstanding, the Corporation shall not, without such affirmative vote of the votes entitled to be cast on the amendment by the holders of outstanding shares of Class A Common Stock voting as a single class as may be required at that time by the CBCA, (i) amend, alter or repeal any provision of Sections B through G of this Article FOURTH so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Class A Common Stock as compared to those of the Class B Common Stock or (ii) take any other action upon which class voting is required by law.

     E.     Dividends; Changes in Stock. No dividend or distribution may be declared or paid on any share of Class A Common Stock unless a dividend or distribution, payable in the same consideration and manner, is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or distribution be declared or paid on any share of Class B Common Stock unless a dividend or distribution, payable in the same consideration and manner, is simultaneously declared or paid, as the case may be, on each share of Class A Common Stock, in each case without preference or priority of any kind; provided, however, that if dividends are declared that are payable in shares of Class A Common Stock or in Class B Common Stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class A Common Stock or Class B Common Stock, dividends shall be declared that are payable at the same rate on both classes of Common Stock and the dividends payable in shares of Class A Common Stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class A Common Stock shall be payable to holders of Class A Common Stock and the dividends payable in shares of Class B Common Stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class B Common Stock shall be payable to holders of Class B Common Stock. If the

Corporation in any manner subdivides or combines the outstanding shares of Class B Common Stock, the outstanding shares of the Class A Common Stock shall be proportionately subdivided or combined, as the case may be. Similarly, if the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock, the outstanding shares of the Class B Common Stock shall be proportionately subdivided or combined, as the case may be.

     F.     Liquidation. Shares of Class B Common Stock shall rank pari passu with shares of Class A Common Stock as to distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of the Corporation.

     G.     Reorganization or Merger. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Class A Common Stock and Class B Common Stock shall be entitled to receive the same per share consideration as the per share consideration, if any, received by the holders of each share of such other class of stock.

     H.     Preferred Stock.

               (i) The Corporation may issue Preferred Stock from time to time in one or more series as the Board of Directors may establish by the adoption of a resolution or resolutions relating thereto, each series to have such designation, preferences, limitations and rights as may be determined by the Board of Directors before the issuance of any shares of such series, which preferences, limitations and rights shall, except to the extent otherwise permitted by the CBCA and provided in the description of such series, be identical with those of other shares of the same series of Preferred Stock, and the Board of Directors is hereby authorized to determine the preferences, limitations and rights of each series of Preferred Stock.

               (ii) The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, the authority to determine that one or more series: (a) have special, conditional or limited voting rights, or no right to vote, except to the extent otherwise provided by the CBCA; (b) are redeemable or convertible (x) at the option of the Corporation, the shareholder or another person or upon the occurrence of a designated event, (y) for cash, indebtedness, securities or other property, or (z) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events; (c) entitle the holders to distributions calculated in any manner, including dividends that may be cumulative, noncumulative or partially cumulative; or (d) have preference over any other class of shares with respect to distributions, including dividends and distributions upon the dissolution of the Corporation. The foregoing description of the designations, preferences, limitations and rights of series of Preferred Stock is not exhaustive.

               (iii) Before issuing any shares of a series created under this Section H, the Corporation must deliver to the Secretary of the State for filing a Certificate of Amendment setting forth the terms determined under this Section H.

          I. Terms of Class or Series Determined by Board of Directors.

               (i) To the extent permitted by the CBCA, the Board of Directors is authorized, without shareholder approval, to: (a) classify any unissued shares into one or more classes or into one or more series within a class; (b) reclassify any unissued shares of any class into one or more classes or into one or more series within one or more classes; or (c) reclassify any unissued shares of any series of any class into one or more classes or into one or more series within a class.

               (ii) If the Board of Directors acts pursuant to subsection (i) above, it must determine the terms, including the preferences, rights and limitations, to the extent permitted under the CBCA, of: (a) any class of shares before the issuance of any shares of that class or (b) any series within a class before the issuance of any shares of that series.

               (iii) Before issuing any shares of a class or series created under this Section I, the Corporation must deliver to the Secretary of the State for filing a Certificate of Amendment setting forth the terms determined under this Section I.

          J. Preemptive Rights. In accordance with Section 33-683(d) of the CBCA, the Corporation elects that its shareholders not have preemptive rights, and no shareholder of the Corporation shall have a preemptive right to acquire the Corporation’s unissued shares.

          K. Series A Junior Participating Preferred Stock. The Series A Junior Participating Preferred Stock shall have the number of shares and the preferences, limitations and relative rights set forth in this Section K.

               (i) Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 3,000,000.

               (ii) Dividends and Distributions.

                    (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 31st day of March, the 30th day of June, the 30th day of September and the 31st day of December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 (one dollar) or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Class A Common Stock, par value $.01, per share or Class B Common Stock, par value $.01 per share (the “Class B Common Stock,” and the Class A Common Stock and the Class B Common Stock together, the “Common Stock”) or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after March 21, 2002 (the “Rights Declaration Date”) (x) declare any dividend on Common Stock payable in shares of Common Stock, (y) subdivide the outstanding Common Stock, or (z) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (b) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of either class of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 (one dollar) per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly

Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

               (iii) Voting and Related Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following rights:

                    (a) Subject to the provision for adjustment hereinafter set forth and to the rights of the holders of the Class B Common Stock under Article TENTH, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (x) declare any dividend on Common Stock payable in shares of Common Stock, (y) subdivide the outstanding Common Stock, or (z) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    (b) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one Class on all matters submitted to a vote of shareholders of the Corporation.

                    (c) (v) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

                         (w) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (x) of this Paragraph (c) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that such voting right shall not be exercised unless the holders of one-third in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock having such right to elect directors shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock having such right to elect directors shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

                         (x) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than fifteen percent (15%) of the total number of outstanding shares of Preferred Stock having such right to elect directors, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock having such right to elect directors, which meeting shall thereupon be called by the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, the President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (c)(x) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him or her at his or her last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than fifteen percent (15%) of the total number of shares of Preferred Stock having such right to elect directors outstanding. Notwithstanding the provisions of this Paragraph (c)(x), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

                         (y) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (1) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (2) any vacancy in the Board of Directors may (except as provided in Paragraph (c)(w) of this Section (iii)) be filled by vote of a majority of the remaining directors theretofore elected by the holders of such capital stock (Common or Preferred) which elected the director whose office shall have become vacant. References in this Paragraph (c) to directors elected by the holders of particular capital stock shall include directors elected by such directors to fill vacancies as provided in clause (z) of the foregoing sentence.

                         (z) Immediately upon the expiration of a default period, (1) the right of the holders of Preferred Stock having the right as a class to elect directors shall cease, (2) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (3) the number of directors shall be such number as may be provided for in the Certificate of Incorporation or Bylaws irrespective of any increase made pursuant to the provisions of Paragraph (c)(w) of this Section (iii) (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (1) and (2) in the preceding sentence may be filled by a majority of the remaining directors.

                    (d) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

               (iv) Certain Restrictions.

                    (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section (ii) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                         (w) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                         (x) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                         (y) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

                         (z) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                    (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (a) of this Section (iv), purchase or otherwise acquire such shares at such time and in such manner.

               (v) Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

               (vi) Liquidation, Dissolution or Winding Up. (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to $1,000 per share of Series A Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment

(the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of both classes of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (x) the Series A Liquidation Preference by (y) 1,000 (as appropriately adjusted as set forth in subparagraph (z) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (y), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of both classes of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

                         (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of the Series A Junior Participating Preferred Stock and such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of both classes of Common Stock.

                         (c) In the event the Corporation shall at any time after the Rights Declaration Date (x) declare any dividend on Common Stock payable in shares of Common Stock, (y) subdivide the outstanding Common Stock, or (z) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (vii) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (x) declare any dividend on Common Stock payable in shares of Common Stock, (y) subdivide the outstanding Common Stock, or (z) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (viii) No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

          (ix) Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

          (x) Amendment. At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, this Section K of Article FOURTH shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a voting group.

          (xi) Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

     FIFTH : A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, the number of directors to be determined from time to time solely by resolution adopted by affirmative vote of a majority of the entire Board of Directors which the Corporation would have if there were no vacancies at the time such resolution is adopted. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the Class I directors shall expire at the annual shareholders’ meeting in 2003; the term of the Class II directors shall expire at the annual shareholders’ meeting in 2004; and the term of the Class III directors shall expire at the annual shareholders’ meeting in 2005. At each succeeding annual meeting of shareholders beginning in 2003, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled solely by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled solely by a majority of the Board of Directors then in office. If the directors in office constitute fewer than a quorum of the Board of Directors, the vacancy may be filled by the affirmative vote of a majority of all directors remaining in office. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

     B.     A director may be removed from office by the shareholders only for cause. A director may be removed from office for cause only by the affirmative vote of at least two-thirds of the votes entitled to be cast thereon.

     C.     Advance notice of shareholder nominations for the election of directors and shareholder proposals for business to be conducted at any meeting of shareholders shall be given in the manner provided in the bylaws of the Corporation (the “Bylaws”).

     D.     Notwithstanding any other provision of this Certificate of Incorporation, the affirmative vote of at least eighty percent (80%) of the votes entitled to be cast thereon shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of this Article FIFTH.

     SIXTH : The books and records of the Corporation may be kept (subject to any mandatory requirement of law) outside the State of Connecticut at such place or places as may be designated from time to time by the Board of Directors or by the Bylaws of the Corporation.

     SEVENTH : A. Any action which, under the CBCA, may be taken at a meeting of shareholders may be taken without a meeting as follows: (i) by one or more consents in writing, setting forth the action so taken or to be taken, bearing the date of signature and signed by all of the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys; or (ii) as long as Citigroup continues to own shares entitled to cast at least a majority of the votes entitled to be cast in the election of directors, by one or more consents in writing, bearing the date of signature and setting forth the action to be taken, signed by persons holding shares entitled to cast not less than eighty percent (80%) of the votes entitled to be cast thereon or to take such action, or their duly authorized attorneys, except that directors may not be elected by action of shareholders without a meeting of shareholders other than by unanimous written consent or pursuant to a plan of merger or consolidation. If action is proposed to be taken by written consent of less than all of such persons, or their duly authorized attorneys, notice in writing of such proposed action shall be given to each person who would be entitled to vote thereon at a meeting held for that purpose. Such notice shall be given in the manner of giving notice of a meeting of shareholders not less than twenty days nor more than fifty days before the date any such consents are to become effective. If not less than five days before the date any such consents are to become effective, the secretary of the Corporation shall have received from such persons, or their duly authorized attorneys, holding shares entitled to cast not less than one-tenth of the votes that would be entitled to be cast at a meeting to take such action, a demand in writing that such action not be taken by written consent, all persons to whom such notice was given shall be so notified, and the Corporation shall not take such proposed action except at a meeting of shareholders. The Secretary of the Corporation shall file such consent or consents, or certify the tabulation of such consents and file such certificate, with the minutes of the meetings of the shareholders.

     B.     Except as otherwise required by law, special meetings of shareholders of the Corporation may be called only by (i) the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the Chairman of the Executive Committee, the President or the Secretary of the Corporation or (ii) any such officer at the request in writing of the Board of Directors or of the Executive Committee.

     C.     Notwithstanding any other provision of this Certificate of Incorporation or the CBCA, the affirmative vote of at least eighty percent (80%) of the votes entitled to be cast thereon shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, this Article SEVENTH.

     EIGHTH : In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Connecticut, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Bylaws. The shareholders shall have the power to make, amend or repeal the Bylaws, provided, however, that the Bylaws shall not be amended, altered or repealed, nor shall any Bylaw provision be adopted, other than by the affirmative vote of eighty percent (80%) of the votes entitled to be cast thereon. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the Bylaws), the affirmative vote of the holders of at least eighty percent (80%) of the votes entitled to be cast thereon shall be required to adopt, amend, alter or repeal any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of this Article EIGHTH.

     NINTH : The personal liability to the Corporation or its shareholders of a person who is or was a director of the Corporation for monetary damages for breach of duty as a director shall be limited to the amount of the compensation received by the director for serving the Corporation during the year of the violation if such breach did not (a) involve a knowing and culpable violation of law by the director, (b) enable the director or an associate, as defined in Section 33-840 of the CBCA, to receive an improper personal economic gain, (c) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation, (d) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the Corporation, or (e) create liability under Section 33-757 of the CBCA. The personal liability of a person who is or was a director to the Corporation or its shareholders for breach of duty as a director shall further be limited to the full extent allowed from time to time by Connecticut law. This Article NINTH shall not limit or preclude the liability of a person who is or was a director for any act or omission occurring prior to the effective date of this Article NINTH. Any lawful repeal or modification of this Article NINTH or the adoption of any provision inconsistent herewith by the Board of Directors and the shareholders of the Corporation shall not, with respect to a person who is or was a director, adversely affect any limitation of liability, right or protection of such person existing at or prior to the effective date of such repeal, modification or adoption of a provision inconsistent herewith.

     TENTH : A. To the fullest extent permitted by law, the Corporation shall indemnify any current or former director, officer or employee of the Corporation and any employee who is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, association, employee benefit plan or other entity against all liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such individual in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which such individual was or is a party or is threatened to be made a party by reason of such individual’s current or former position with the Corporation or by reason of the fact that such individual is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, association, employee benefit plan or other entity. Notwithstanding the preceding sentence, the Corporation shall not be required to indemnify an indemnitee in connection with a proceeding (or part thereof) commenced by the indemnitee against the Corporation.

     B.     In addition to the obligations incurred by the Corporation under Section A of this Article TENTH, the Corporation shall indemnify its directors for liability, as defined in Section 33-770(5) of the CBCA, to any person for any action taken, or any failure to take any action, as a director, except liability that: (i) involved a knowing and culpable violation of law by the director; (ii) enabled the director or an associate (as defined in Section 33-840 of the CBCA) to receive an improper personal economic gain; (iii) showed a lack of good faith and conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Corporation; (iv) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the Corporation; or (v) created liability under Section 33-757 of the CBCA. Notwithstanding the preceding sentence, the Corporation shall not be required to indemnify an indemnitee in connection with a proceeding (or part thereof) commenced by the indemnitee against the Corporation. This Article TENTH shall not affect the indemnification or advance of expenses to a director for any liability stemming from acts or omissions occurring prior to the effective date of this Article TENTH.

     C. The Corporation shall advance funds to pay for or reimburse the reasonable expenses incurred by a current or former director or officer and any employee who is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, association, employee benefit plan or other entity who is or was a party to a proceeding because he or she is or was a director or officer or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, association, employee benefit plan or other entity if he or she delivers to the Corporation: (i) a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct or that the proceeding involves conduct for which liability has been eliminated under a provision of this Certificate of Incorporation; and (ii) his or her written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification under the CBCA and it is ultimately determined that he or she has not met the relevant standard of conduct required by this Certificate of Incorporation or by the CBCA. The Corporation shall not be obligated to advance expenses to any current or former employee or agent of the Corporation who is not a director or officer. However, the Corporation, in its discretion, may advance funds to any current or former employee or agent of the Corporation upon such terms and conditions as the Board of Directors deems appropriate.

     D.     Except as otherwise expressly provided in this Article TENTH, the Corporation shall not be obligated by Section 33-776(d) of the CBCA to indemnify any current or former agent of the Corporation who is not a director. However, the Corporation may, in the discretion of the Board of Directors, indemnify any current or former agent of the Corporation who is not a director to the fullest extent permitted by law.

     ELEVENTH : Except as provided in Articles FOURTH, FIFTH, SEVENTH and EIGHTH of this Certificate of Incorporation, the Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Connecticut, and all rights of shareholders shall be subject to this reservation.

     TWELFTH : In accordance with Section 33-842(d)(2) of the CBCA, the Corporation expressly elects not to be governed by Sections 33-840 to 33-842 of the CBCA.